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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             EQUITY MARKETING, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                             13-3534145
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


                           6330 San Vicente Boulevard
                          Los Angeles, California 90048
                                 (323) 932-4300
                    (Address of principal executive offices)

                  EQUITY MARKETING, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                 LELAND P. SMITH
              Senior Vice President, General Counsel and Secretary
                             EQUITY MARKETING, INC.
                           6330 San Vicente Boulevard
                          Los Angeles, California 90048
                                 (323) 932-4300
 (Name, address and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:
                               Paul G. Lane, Esq.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071
                                 (213) 629-4824

                         CALCULATION OF REGISTRATION FEE

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

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                                          PROPOSED            PROPOSED
  TITLE OF               AMOUNT           MAXIMUM             MAXIMUM            AMOUNT OF
SECURITIES TO            TO BE         OFFERING PRICE        AGGREGATE          REGISTRATION
BE REGISTERED          REGISTERED       PER SHARE(1)      OFFERING PRICE(1)         FEE
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
common stock, $.001
par value per share   750,000 shares      $13.84             $10,383,000        $2,741.11
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices for the Company's common stock as reported on the Nasdaq National Market on September 5, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Equity Marketing, Inc. (the "Company") with the Securities and Exchange Commission, as noted below, are incorporated by reference into this registration statement:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999;

     (2)  The Notice of Annual Meeting and Proxy Statement dated July 21, 2000;

     (3) The Quarterly Reports of the Company on Form 10-Q dated March 31, 2000 and June 30, 2000;

     (4) The Current Reports of the Company on Form 8-K dated April 11, 2000, April 24, 2000 and July 20, 2000; and

     (5) The description of the Company's common stock contained in the Registration Statement of the Company on Form 8-A filed on October 26, 1993 (Registration No. 000-22878).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not  applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the validity of the Company's common stock being registered hereby have been passed upon for the Company by Leland P. Smith, General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the Company's certificate of incorporation provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or (d) for any transaction from which the director derived an improper benefit. If the GCL is amended to authorize the elimination or limitation of the liability of directors, then the certificate of incorporation provides that the liability of the directors shall be limited to the fullest extent provided by the GCL. Further, the certificate of incorporation states that any modification or repeal of the foregoing provisions shall be prospective only and not adversely affect any liability of a director at the time of such repeal.

     Article Eleventh of the Company's certificate of incorporation provides that the Company shall indemnify any director or officer to the full extent permitted by Section 145 of the GCL. The certificate of incorporation also states that expenses (including attorneys' fees) incurred by such director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of any such action, suit or proceeding for which such director or officer may be entitled to indemnification thereunder shall be paid upon receipt of an undertaking by such director or officer to repay such amount if such director or officer is ultimately adjudged to not be entitled to such indemnification.

     Article VII of the Company's bylaws, consistent with provisions of the GCL, provides that the Company shall indemnify any director and officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Article VII also requires the Company to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought shall determine that despite the adjudication of liability, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Article VII further provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that any indemnification referred to above shall be made by the Company only as authorized in the specific case upon a determination, as provided for in the bylaws, that the director or officer met the applicable standard of conduct; that any indemnification provided for in Article VII shall not be deemed exclusive of any other rights to which the director or officer may be entitled; and that the Company shall have power to purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the Company would have the power to indemnify him or her against such liabilities under Article VII.

     The Company has entered into indemnity agreements with each of its directors and certain senior officers of the Company. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

5.1 Opinion of Leland P. Smith, General Counsel of the Company, as to the legality of the common stock registered hereby.

23.1 Consent of Leland P. Smith, General Counsel of the Company (contained in the opinion filed as Exhibit 5.1).

23.2 Consent of Arthur Andersen LLP.

24.1 Power of Attorney (contained on page S-1 hereof).

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 7th day of September, 2000.

                                       EQUITY MARKETING, INC.


                                       By: /s/ Donald A. Kurz
                                           -------------------------------------
                                           Donald A. Kurz
                                           Chairman of the Board and Chief
                                           Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Equity Marketing, Inc. do hereby severally constitute and appoint Donald A. Kurz, Leland P. Smith and Edward T. Boyd, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-8, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Donald A. Kurz              Chairman of the Board and Chief Executive
-----------------------------   Officer                                             September 7, 2000
Donald A. Kurz                  (principal executive officer)


/s/ Edward T. Boyd              Senior Vice President
-----------------------------   (principal financial and accounting officer)
Edward T. Boyd                                                                      September 7, 2000


/s/ Peter Ackerman              Director
-----------------------------
Peter Ackerman                                                                      September 7, 2000


/s/ Sanford R. Climan           Director
-----------------------------
Sanford R. Climan                                                                   September 7, 2000


/s/ Jeffrey S. Deutschman       Director
-----------------------------
Jeffrey S. Deutschman                                                               September 7, 2000


                                Director
-----------------------------
Bruce Raben                                                                         September 7, 2000


/s/ Stephen P. Robeck           Director
-----------------------------
Stephen P. Robeck                                                                   September 7, 2000


/s/ Mitchell H. Kurz            Director
-----------------------------
Mitchell H. Kurz                                                                    September 7, 2000



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